Exhibit (b)

Unaudited Pro Forma Condensed Combined Financial Statements

The following unaudited pro forma condensed combined financial statements have been prepared to give pro forma effect to the acquisition by Augme Technologies, Inc.  (“Augme” or the “Company”) of all of the assets of Hipcricket, Inc.,(“Hipcricket”) as if the acquisition had occurred on fiscal year end February 28, 2011 for presentation of the balance sheet data and the statement of operations data.  Since Hipcricket’s calendar year is within 90 days of Augme’s fiscal year end, the pro forma combined financial statements will contain the Hipcricket balance sheet and statements of operations for the year ending December 31, 2010.

The unaudited pro forma condensed combined balance sheets and statements of operations as of December 31, 2010 and for the year then ended are based on the historical financial statements of Augme and Hipcricket, after giving effect to the asset purchase agreement executed August 3, 2011 between the Company and Hipcricket. The asset purchase agreement is subject to approval by the shareholders of Hipcricket.

The first quarter unaudited pro forma condensed combined financial statements have been prepared to give pro forma effect to the acquisition by Augme of all of the assets of Hipcricket, as if the acquisition had occurred on fiscal quarter end May 31, 2011 for presentation of the balance sheet data and statement of operations data.  Since Hipcricket’s first quarter is within 90 days of Augme’s fiscal quarter end, the pro forma combined financial statements will contain the Hipcricket balance sheet and statements of operations for the quarter ending March 31, 2011.

The unaudited pro forma condensed combined balance sheets and statements of operations as of May 31, 2011 and for the quarter then ended are based on the historical financial statements of Augme and Hipcricket, after giving effect to the Company’s acquisition of Hipcricket on August 25, 2011.

The pro forma adjustments are based upon currently available information and certain assumptions that we believe are reasonable under the circumstances. The Company has made significant assumptions and estimates in determining the preliminary estimated purchase price and the preliminary allocation of the estimated purchase price in the unaudited pro forma condensed combined financial statements.  These preliminary estimates and assumptions are subject to change as the Company finalizes the purchase price assessment and the valuation of the intangible assets acquired.  These changes could result in material variances between future financial results and the amounts presented in these unaudited pro forma condensed combined financial statements, including variances in fair values recorded, as well as expenses and cash flows associated with these items. The acquisition of Hipcricket has been accounted for using the acquisition method of accounting for a business combination in which all transaction costs are expensed as incurred and the total purchase price, consisting of the fair value of consideration transferred is allocated to the assets acquired based upon estimated fair values.  The excess of such consideration transferred over the net identifiable assets is considered as goodwill.

The pro forma condensed combined financial statements should be read in conjunction with the historical financial statements and accompanying notes of Hipcricket and the historical financial statements and accompanying notes of Augme, included in our annual report in Form 10-K and quarterly report 10-Q for the year ended February 28, 2011 and May 31, 2011.

The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of our results of operations or financial position that would have been reported had the Hipcricket and D Mobile acquisitions been completed as of the dates presented, and should not be taken as a representation of our future results of operations or financial position.

AUGME TECHNOLOGIES INC.

UNAUDITED PRO-FORMA CONDENSED COMBINED BALANCE SHEET

	Augme Feb. 28, 2011	Hipcricket Dec. 31, 2011	Pro Forma Adjustment	Pro Forma Combined
ASSETS
Current Assets:
Cash and Cash equivalents	$11,182,356	$887,068	$(3,000,000)	$9,069,424
Accounts receivable, net	2,025,294	1,382,169		3,407,463
Prepayments	132,197	234,659		366,856
Other receivables		16,294		16,294
Total current assets	13,339,847	2,520,190	(3,000,000)	12,860,037

Property and equipment, net	570,964	90,658		661,622
Goodwill & Other Intangible Assets	13,106,969		70,337,573	83,444,542
Intangible assets,net	4,945,545			4,945,545
Long term assets	67,551			67,551
Deposits Paid		80,000		80,000
Total assets	$32,030,876	$2,690,848	$67,337,573	$102,059,297

LIABILITIES AND STOCKHOLDERS EQUITY
Current liabilities:
Accounts payable	708,824	376,565	(376,565)	708,824
Accrued expenses	31,305	1,010,539	(1,010,539)	31,305
Notes Payable	-	1,794,713	(1,794,713)	-
Lease obligation		5,315	(5,315)	-
Deferred Revenue	1,190,151	95,700		1,285,851
Total Current Liabilities	1,930,280	3,282,832	(3,187,132)	2,025,980
Non-current Liabilities				-
Closing, Tax & Earn-Out Payable			30,500,000	30,500,000
Other		78,659	(78,659)	-
Total liabilities	1,930,280	3,361,491	27,234,209	32,525,980

Stockholders’ equity
Common stock	6,882	290,179	(289,079)	7,982
Additional paid in capital	70,046,761	29,672,340	8,826,560	108,545,661
Accumulated Deficit	(39,953,047)	(30,633,162)	31,565,883	(39,020,326)
Total Equity	30,100,596	(670,643)	40,103,364	69,533,317
Total liabilities and equity	$32,030,876	$2,690,848	$67,337,573	$102,059,297

See Accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements

AUGME TECHNOLOGIES INC.

UNAUDITED PRO-FORMA CONDENSED COMBINED STATEMENT of OPERATIONS

		Year Ended

	Augme Feb. 28, 2011	Hipcricket Dec. 31, 2010	Pro Forma Adjustment	Pro Forma Combined

Net Revenue	$ 2,812,213	$ 6,958,353	$ (2,500)	$ 9,768,066
Cost of revenue	1,251,318	2,438,844	(2,500)	3,687,662

Gross profit	1,560,895	4,519,509	-	6,080,404

Operating expenses:
Selling, general and Administrative	6,166,025	8,377,012		14,543,037
Depreciation & Amortization	1,019,600	99,684		1,119,284
Stock option & warrant expense	6,862,472	866,075	(866,075)	6,862,472

Total operating expenses	14,048,097	9,342,771	(866,075)	22,524,793

Loss from operations	(12,487,202)	(4,823,262)	866,075	(16,444,389)

Other income (expenses):				-
Interest Income	276	89		365
Interest expense	-	(66,646)	96,646	30,000
Total other income (expenses)	276	(66,557)	96,646	30,365

Net loss	$ (12,487,478)	$ (4,889,819)	$ 962,721	$ (16,474,754)

Earnings per share

Weighted average shares -basic & diluted	60,264,895	-	-	60,264,895
Basic & diluted net loss per share	$ (0.21)			$ (0.27)

See Accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements

AUGME TECHNOLOGIES INC.
UNAUDITED PRO-FORMA CONDENSED COMBINED BALANCE SHEET

ASSETS	Augme May 31, 2011	Hipcricket March 31, 2011	Pro Forma Adjustment	Pro Forma Combined
Current Assets:
Cash and Cash equivalents	$9,902,802	$816,847	$(3,000,000)	$7,719,649
Accounts receivable, net	2,142,231	1,515,574		3,657,805
Prepayments	100,434	288,453		388,887
Other receivables	625,731	37,569		663,300
Total current assets	12,771,197	2,658,443	(3,000,000)	12,429,640

Property and equipment, net	487,248	77,148		564,396
Goodwill & Other Intangible Assets	13,106,969	-	70,054,037	83,161,006
Intangible assets,net	5,414,718	-		5,414,718
Other Assets		80,000		80,000
Deposits Paid	140,297	-		140,297
Total assets	$31,920,429	$2,815,591	$67,054,037	$101,790,057

LIABILITIES AND STOCKHOLDERS EQUITY
Current liabilities:
Accounts payable	905,986	553,498	(553,498)	905,986
Accrued expenses	356,319	1,223,272	(1,223,272)	356,319
Notes Payable		1,849,035	(1,849,035)	-
Deferred Revenue	1,993,967	612,399	-	2,606,366
Other Liabilities		5,415	(5,415)	-
Total Current Liabilities	3,256,272	4,243,619	(3,631,220)	3,868,671
Non-current Liabilities
Other		67,891	(67,891)	-
Closing, Tax & Earn-Out Payable			30,500,000	30,500,000
Total liabilities	3,256,272	4,311,510	26,800,889	34,368,671

Stockholders’ equity
Common stock	6,984	290,179	(289,079)	8,084
Additional paid in capital	72,626,807	29,875,099	8,623,801	111,125,707
Accumulated Deficit	(43,969,633)	(31,661,197)	31,918,426	(43,712,404)
Total Equity	28,664,157	(1,495,919)	40,253,148	67,421,386
Total liabilites and stockholders’ equity	$31,920,429	$2,815,591	$67,054,037	$101,790,057

See Accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements

AUGME TECHNOLOGIES INC.
UNAUDITED PRO-FORMA CONDENSED COMBINED STATEMENT of OPERATIONS

	Three Months Ended

	Augme May 31, 2011	Hipcricket March 31, 2011	Pro Forma Adjustment	Pro Forma Combined
Net Revenue	$1,205,786	$2,152,554	$(7,500)	$3,350,840
Cost of revenue	362,932	706,839	(7,500)	1,062,271
Gross profit	842,854	1,445,715	-	2,288,569

Operating expenses:
Selling, general and Administrative	1,333,466	2,208,480		3,541,946
Depreciation & Amortization	252,532	17,550		270,082
Stock option & warrant expense	1,642,232	202,759	$(202,759)	1,642,232
Sales and Marketing	784,053			784,053
Other Operating	861,530	-		861,530

Total operating expenses	4,873,814	2,428,789	(202,759)	7,099,844

Loss from operations	(4,030,960)	(983,074)	(202,759)	(4,811,275)

Other income (expenses):				-
Interest Income	14,375	9,509		23,884
Interest expense		(54,470)	61,970	7,500

Total other income (expenses)	14,375	(44,961)	61,970	31,384

Net loss from continuing operations	$(4,016,585)	$(1,028,035)	$(264,729)	$(4,779,891)

Earnings per share

Weighted average shares -basic & diluted	60,264,895			60,264,895
Basic & diluted net loss per share	$(0.07)			$(0.08)

AUGME TECHNOLOGIES, INC. AND SUBSIDIARIES

Notes to Unaudited Pro Forma Financial Statements

Note 1 Background Information

In August 25, 2011, Augme Technologies Inc. (“ AUGME “ or the “ Company “) entered into and closed an Agreement and Asset Purchase Agreement (the “Hipcricket Purchase Agreement”) with Hipcricket, Inc., a Delaware Corporation (“Hipcricket”).  The asset purchase agreement is subject to approval by the shareholders of Hipcricket.

The unaudited pro forma condensed combined financial statements are based on the historical financial statements of the Company and Hipcricket after giving effect to the purchase price—consisting of the issuance of approximately 11,500,000 shares of common with an average value of $38,500,000, cash to be paid in 2011 in the amount of up to $6,000,000, plus an earn-out component with a maximum value of $27.5 million payable in cash or common stock at the option of Augme.

Note 2 Accounting Treatment of the Transaction

The transaction will be accounted for as a purchase transaction for accounting and financial reporting purposes, in accordance with U.S. generally accepted accounting principles. Augme will be treated as the acquiring corporation. After the transaction, the results of operations of Hipcricket will be included in the consolidated financial statements of Augme. The purchase price will be allocated based on the fair values of the assets acquired and the liabilities assumed. Pursuant to Accounting Standards Codifications No. 805, "Business Combinations" and No. 350, "Goodwill and Other Intangible Assets," goodwill is not amortized. Rather, goodwill will be subject to at least annual assessment for impairment based on a fair value test. A final determination of the required purchase accounting adjustments, including the allocation of the purchase price to the assets acquired and liabilities assumed based on their respective fair values, has not yet been made. Augme will determine the fair value of assets and liabilities and will make appropriate business combination accounting adjustments.

Note 3 Basis of Pro Forma Presentation

Goodwill-

In determining the valuation of goodwill, the Company is applying ASC 805, “Business Combinations” (“ASC 805”). The acquisition method of accounting is used for all business combinations where the acquiror is identified for each business combination. ASC 805 defines the acquirer as the entity that obtains control of one or more businesses in the business combination and establishes the acquisition date as the date that the acquirer achieves control.

ASC 805 requires an entity:

•                 to record separately from the business combination the direct costs, where previously these costs were included in the total allocated cost of the acquisition.

•                 to recognize the assets acquired, liabilities assumed, and any non-controlling interest in the acquired at the acquisition date, at their fair values as of that date.

•                 to recognize as an asset or liability at fair value for certain contingencies, either contractual or non-contractual, if certain criteria are met.

•                 to recognize contingent consideration at the date of acquisition, based on the fair value at that date.

Note 4 Acquisition of Hipcricket and Allocation of Purchase Price

HIPCRICKET-

Hipcricket was founded in July 2004, and currently provides mobile applications for advertising and sending SMS texts.

Upon closing, the Company will acquire Hipcricket with the issuance of approximately 11,500,000 shares of common with an average value of $38,500,000, cash to be paid in 2011 in the amount of up to $6,000,000, plus an earn-out component with a maximum value of $27.5 million payable in cash or common stock at the option of Augme.

The estimated purchase price for Hipcricket, as presented below on February 28, 2011, represents preliminary fair value estimates at the date of acquisition (all amounts are approximate).

Consideration transferred at fair value:
Cash to be transferred in 2011	$6,000,000
Earn-out Component Maximum Value	27,500,000
Common Shares & Additional Paid in Capital	38,500,000
Total consideration	$72,000,000

Fair Value of Net assets acquired:
Cash and cash equivalents	$887,068
Net Accounts Receivable	1,382,169
Other Assets	330,953
Fixed Assets	90,658
Goodwill & Other Intangible Assets	70,337,573
Liabilities in Excess of Assets	(1,028,421)
Total net assets acquired	$72,000,000

The estimated purchase price for Hipcricket, as presented below on May 31, 2011, represents preliminary fair value estimates at the date of acquisition (all amounts are approximate).

Consideration transferred at fair value:
Cash to be transferred in 2011	$6,000,000
Earn-out Component Maximum Value	27,500,000
Common Shares & Additional Paid in Capital	38,500,000
Total consideration	$72,000,000

Fair Value of Net assets acquired:
Cash and cash equivalents	$816,847
Net Accounts Receivable	1,515,574
Other Assets	406,022
Fixed Assets	77,148
Goodwill & Other Intangible Assets	70,054,037
Liabilities in Excess of Assets	(869,628)
Total net assets acquired	$72,000,000

Pro Forma Financial Statement Adjustments

The Hipcricket pro forma adjustments for year end represent the elimination of the Common Stock and Additional Paid in Capital in the amounts of  $290,179 and $29,672,340, respectively, stock and option expense of $866,075 and the Accumulated Deficit of $30,633,162 as part of the acquisition. Additionally, we eliminated accounts payable, accrued expenses, notes payable, lease obligations, other liabilities, interest expense removed related to notes payable and added at a rate of 3% on the note of $1 million in the amounts of $376,656, $1,010,539, $1,794,713, $5,315, $78,659, $66,646 and $30,000, respectively. Intercompany income and cost of $2,500 paid by Augme to Hipcricket for mobile services was also eliminated. The final portion was booking Hipcricket goodwill, as stated above in connection with the fair value of assets acquired and the original cash investment and common shares issued in connection with the acquisition.

The Hipcricket pro forma adjustments for first quarter represent the elimination of the Common Stock and Additional Paid in Capital in the amounts of  $290,179 and $29,875,099, respectively, stock and option expense of $202,758 and the Accumulated Deficit of $31,661,197 as part of the acquisition. Additionally, we eliminated accounts payable, accrued expenses, notes payable, other liabilities, interest expense removed related to notes payable and added at a rate of 3% on the note of $1 million in the amounts of $553,498, $1,223,272, $1,849,035, $73,306, $54,470 and $7,500, respectively. Intercompany income and cost of $2,500 paid by Augme to Hipcricket for mobile services was also eliminated. The final portion was recording Hipcricket goodwill, as stated above in connection with the fair value of assets acquired and the original cash investment and common shares issued in connection with the acquisition.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the weighted average number of our common shares outstanding.  The issuance of these shares is considered outstanding as of year end and the first quarter.  Diluted earnings per share will not be presented since the Company has a net loss, and the effect of the Company’s common stock equivalents would be anti-dilutive.